Exhibit 10.3

                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

            This AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (this "Amendment No. 3"), dated as of July 29, 2004 (the "Effective Date of Amendment No. 3"), between SIGA Technologies, Inc., a Delaware corporation (the "Corporation"), and Thomas N. Konatich ("Konatich"), amends certain provisions of the Amended and Restated Employment Agreement, dated as of October 6, 2000, between the Corporation and Konatich, as amended (the "Existing Agreement"). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Existing Agreement.

            WHEREAS, under the Existing Agreement, the Initial Term ends on September 30, 2004; and

            WHEREAS, the Corporation and Konatich desire to amend the Existing Agreement as provided in this Amendment No. 3.

            NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, intending legally to be bound, hereby agree as follows:

            1. Section 1 of the Existing Agreement shall be amended to read in its entirety as follows:

                  1. Employment for Term. The Corporation hereby employs Konatich and Konatich hereby accepts employment with the Corporation for the period beginning on the date hereof and ending on December 31, 2005 (the "Initial Term"), or upon the earlier termination of the Term pursuant to Section 6. The termination of Konatich's employment under this Agreement shall end the Term but shall not terminate Konatich's or the Corporation's other agreements in this Agreement, except as otherwise provided herein.

            2. Section 3(a) of the Existing Agreement shall be amended to add the following sentence at the end thereof:

      From and after the date hereof, the Base Salary shall be not less than $230,000 per annum, and the Corporation shall make the appropriate adjustments to its payroll.

            3. Section 3(b) of the Existing Agreement shall be amended to add the following sentence to the end thereof:

      Furthermore, Konatich shall be granted an option to purchase a total of 150,000 shares of Common Stock of the Corporation at an exercise price of $1.40 per share, which shall vest with respect to 75,000 shares immediately and with respect to the remaining 75,000 shares on a pro rata basis from January 1, 2005 through December 31, 2005 with no provision for acceleration under any circumstances, pursuant to a Stock Option Grant Agreement in substantially the form attached hereto as Exhibit A3A.

            4. Section 3(c) of the Existing Agreement shall be amended to read in its entirety as follows:

            (c) Other and Additional Compensation. The preceding sections establish the minimum compensation during the Term and shall not preclude the Board from awarding Konatich a higher salary or any bonuses or stock options in the discretion of the Board during the Term at any time, provided that, from and after the Effective Date of Amendment No. 3, any bonus amount awarded Konatich in the discretion of the Board or a committee thereof shall not exceed 25% of Konatich's annual salary. In addition, the Corporation shall make a one-time payment to Konatich of $50,000 for his prior service as the Corporation's acting CEO.

            5. The Existing Agreement shall be amended to add an Exhibit A3A thereto in the form of Exhibit A3A hereto.

            6. Any event occurring prior to the Effective Date of Amendment No. 3 that would otherwise constitute a Change of Control shall not be deemed a Change of Control for purposes of the Agreement.

            7. Neither the amendments set forth in this Amendment No. 3, nor any event that took place prior to the Effective Date of Amendment No. 3, shall be deemed to constitute a breach of the Existing Agreement by the Corporation.

                      [Signature page follows immediately]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 as of July 29, 2004.

                                              SIGA TECHNOLOGIES, INC.


                                              By: /s/ Bernard Kasten
                                                  ------------------------------
                                                  Name: Bernard Kasten, M.D.
                                                  Title: Chief Executive Officer


                                              /s/ Thomas N. Konatich
                                              ----------------------------------
                                              Thomas N. Konatich

                                                                     EXHIBIT A3A

                             SIGA TECHNOLOGIES, INC.

                        Incentive Stock Option Agreement

                                                    Granting Date: July 29, 2004

To: Mr. Thomas N. Konatich:

            We are pleased to notify you that SIGA TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), has granted to you (the "Holder") an incentive stock option (the "Option") under the Corporation's Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan") to purchase all or any part of an aggregate of 150,000 shares of Common Stock of the Corporation (the "Optioned Shares"), subject to the terms and conditions of this Agreement.

            1. Vesting, Term and Exercise of Option. Subject to the provisions of this Agreement, this Option may be exercised for up to the number of vested Optioned Shares (subject to adjustment as provided in Section 6 hereof) by you on or prior to the tenth anniversary of the Granting Date ("Last Exercise Date") at an initial exercise price (the "Exercise Price") of $1.40 per share (subject to adjustment as provided in Section 6 hereof) and all as subject to Plan and this Agreement. The Holder may exercise this Option according to the following vesting schedule: this Option shall become exercisable with respect to the first 75,000 Optioned Shares, on the date hereof, and with respect to the remainder of the Optioned Shares quarterly, on a pro-rata basis from January 1, 2005 through December 31, 2005. Notwithstanding anything to the contrary contained herein or that certain Amended and Restated Employment Agreement, dated as of October 6, 2000, as amended, in no event shall the vesting of the Optioned Shares granted hereby be accelerated. Any portion of the Option that you do not exercise shall accumulate and can be exercised by you any time prior to the Last Exercise Date. You may not exercise your Option to purchase a fractional share or fewer than 100 shares, and you may only exercise your Option by purchasing shares in increments of 100 shares unless the remaining shares purchasable are less than 100 shares.

            This Option may be exercised by delivering to the Secretary of the Corporation (i) a written Notice of Intention to Exercise in the form attached hereto as Appendix A signed by you and specifying the number of Optioned Shares you desire to purchase, (ii) payment, in full, of the Exercise Price for all such Optioned Shares in cash, certified check, surrender of shares of Common Stock of the Corporation having a value equal to the exercise price of the Optioned Shares as to which you are exercising this Option, provided that such surrendered shares, if previously acquired by exercise of a stock option, have been held by you at least six months prior to their surrender, or by means of a brokered cashless exercise. As a holder of an option, you shall have the rights of a shareholder with respect to the Optioned Shares only after they shall have been issued to you upon the exercise of this Option. Subject to the terms and provisions of this Agreement and the Plan, the Corporation shall use its best efforts to cause the Optioned Shares to be issued as promptly as practicable after receipt of your Notice of Intention to Exercise.

            2. Non-transferability of Option. This Option shall not be transferable and may be exercised during your lifetime only by you. Any purported transfer or assignment of this

Option shall be void and of no effect, and shall give the Corporation the right to terminate this Option as of the date of such purported transfer or assignment. No transfer of an Option by will or by the laws of descent and distribution shall be effective unless the Corporation shall have been furnished with written notice thereof, and such other evidence as the Corporation may deem necessary to establish the validity of the transfer and conditions of the Option, and to establish compliance with any laws or regulations pertaining thereto.

            3. Certain Rights and Restrictions With Respect to Common Stock. The Optioned Shares which you may acquire upon the exercise of this Option may not be registered under the Securities Act of 1933, as amended, or under state securities laws and the resale by you of such Optioned Shares may, therefore, be restricted. If there is no such registration, you will be unable to transfer such Optioned Shares without either registration under such Act and compliance with applicable state securities laws or the availability of an exemption therefrom. Accordingly, you represent and warrant to the Corporation that all shares of Common Stock you may acquire upon the exercise of this Option will be acquired by you for your own account for investment and that you will not sell or otherwise dispose of any such shares except in compliance with all applicable federal and state securities laws. The Corporation may place a legend to such effect upon each certificate representing Optioned Shares acquired by you upon the exercise of this Option.

            4. Disputes. Any dispute which may arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined in good faith by the Board of Directors of the Corporation in its sole discretion, and such determination shall be binding upon all parties.

            5. Termination of Status.

                  (a) This Option is a separate incentive and not in lieu of salary or other compensation. The Optioned Shares do not vest you with any right to employment with the Corporation, nor is the Corporation's right to terminate your employment in any way restricted by this Agreement. Subject to the following provisions of this Section 5, the Option will terminate upon and will not be exercisable after termination of your employment with the Corporation ("Employment Termination Date"). If your employment with the Corporation is terminated for any reason other than death or disability, this Option may not be exercised after the earlier of (i) ninety (90) days from the Employment Termination Date or (ii) the Expiration Date, and may not be exercised for more than the number of Optioned Shares purchasable under Section 1 on the Employment Termination Date.

                  (b) If you die while this Option is exercisable, or within a period of three months after the Employment Termination Date, the Option may be exercised by the duly authorized executor of your last will or by the duly authorized administrator of your estate, but may not be exercised after the earlier of (i) one year from the date of your death or (ii) the Expiration Date, and may not be exercised for more than the number of Optioned Shares purchasable under Section 1 on the date of your death.

                  (c) If your employment is terminated as a result of your permanent disability, this Option may not be exercised after the earlier of (i) one year from the Employment

Termination Date, or (ii) the Expiration Date, and may not be exercised for more than the number of Optioned Shares purchasable under Section 1 on the Employment Termination Date. If you die after the date your employment is terminated under the provisions of this Section 5(c) but before the Expiration Date, the provisions of Section 5(b) above shall apply. Permanent disability shall mean a disability described in Section 422(c)(6) of the Code. The existence of a Disability shall be determined by the Committee in its absolute discretion.

            6. Adjustments to Exercise Price and Number of Securities. If the Corporation shall at any time subdivide or combine the outstanding shares of Common Stock, or similar corporate events the Exercise Price and the number of shares subject to the Option shall be appropriately adjusted.

            7. Reservation and Listing of Securities. The Corporation shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Corporation covenants and agrees that, upon exercise of this Option and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as this Option shall be outstanding, the Corporation shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Option to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed and/or quoted on NASDAQ.

            8. Forfeiture of Option Gains. If at any time within one year after the exercise of all or any portion of the Option the Committee determines that the Corporation has been materially harmed by you, which harm either (a) results in your being terminated for Cause or (b) results from your engaging in any activity determined by the Committee, in its sole discretion, to be in competition with any activity of the Corporation, or otherwise inimical, contrary or harmful to the interests of the Corporation (including, but not limited to, violating any non-competition or similar agreements entered into with the Corporation or otherwise accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Corporation), then upon notice from the Corporation to you any gain ("Gain") realized by you upon exercising such Option shall be paid by you to the Corporation. For purposes of this Section 8, such Gain shall be the excess of the Fair Market Value of the shares of stock obtained through such exercise as of the date of option exercise over the purchase price of such shares. The Corporation shall have the right to offset such Gain against any amounts otherwise owed to you by the Corporation (including, but not limited to wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

            9. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered Holder of this Option, to the address of the Holder as shown on the books of the Corporation; or

                  (b) If to the Corporation, to 420 Lexington Avenue, Suite 601, New York, NY 10017, or to such other address as the Corporation may designate by notice to the Holders.

            10. Supplements and Amendments. The Corporation and the Holder may from time to time supplement or amend this Agreement in any respect, provided, however, that no amendment may adversely affect your rights hereunder without your written consent.

            11. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Corporation, the Holder and their respective successors and assigns hereunder.

            12. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the rules of the State of New York governing the conflicts of laws.

            13. Entire Agreement; Modification. This Agreement, including all schedules and exhibits hereto, contains the entire understanding between the parties hereto with respect to the subject matter hereof.

            14. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

            15. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

            16. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Corporation and the registered Holder of this Option any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Corporation and the Holder.

            17. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                      [Signature page follows immediately]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be dully executed, as of the day and year first written.

                                                     SIGA TECHNOLOGIES, INC.


                                                     By: /s/ Bernard Kasten
                                                         -----------------------
                                                         Bernard Kasten, M.D.
                                                         Chief Executive Officer


                                                     /s/ Thomas N. Konatich
                                                     ---------------------------
                                                     Thomas N. Konatich